Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Scilex Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	28,078,672(2)	$5.00(3)	$140,393,360.00	$ 0.00011020	$15,471.35
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$140,393,360.00		$15,471.35
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$15,471.35

(1)

Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Includes 250,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Scilex Holding Company, a Delaware corporation (the “Company”), previously issued by the Company to the selling securityholder named herein (the “Selling Securityholder”) and 27,828,672 shares of Common Stock that are available to be issued and sold by the Company to the Selling Securityholder from time to time at the Company’s election pursuant to a standby equity purchase agreement, dated as of November 17, 2022, between the Company and the Selling Securityholder, subject to satisfaction of the conditions set forth therein.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on November 25, 2022 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).